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                                                              Exhibit 3.1(a)(vi)

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SOUTHERN PERU COPPER CORPORATION


         SOUTHERN PERU COPPER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation by a consent in writing in lieu of meeting duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment advisable and directing that said amendment be submitted to the stockholders of the Corporation for their consideration and action by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware and pursuant to Section 8 of Article I of the By-laws of the Corporation.

         SECOND: That thereafter the necessary number of stockholders as required by statute, acting by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware and pursuant to Section 8 of
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Article I of the By-laws of the Corporation, adopted and approved said amendment.

         THIRD: That the resolution setting forth said amendment is as follows:

                  "RESOLVED, that the Board of Directors proposes and hereby declares it advisable and for the benefit of this Corporation to amend Article FOURTH of the Corporation's Certificate of Incorporation, as heretofore amended, to terminate the authorization of Class A Common Stock of the Corporation, so that as amended Article FOURTH shall be read and provide as follows:

                  'FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 984,370 shares of Common Stock with the par value of $100 per share.'"

         FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said SOUTHERN PERU COPPER CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Mr. George R. Westby, its Treasurer, and Mr. A. J. Gillespie, Jr., its Secretary, this 11th day of May, 1981.

                                            By: /s/ George R. Westby
                                                --------------------------------
                                                 Treasurer

                                            and

ATTEST:                                     By: /s/ A. J. Gillespie, Jr.
                                                --------------------------------
                                                    Secretary


                                       2
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STATE OF NEW YORK   )
                    ss.:
COUNTY OF NEW YORK  )


         I, Delores M. Goldstein, a notary public in and for said county in said state, hereby certify that George R. Westby and A. J. Gillespie, Jr., whose names as Treasurer and Secretary of Southern Peru Copper Corporation, a corporation, are signed to the foregoing document, and who are kwown to me, acknowledged before me on this day that, being informed of the contents of the documents, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and seal of office this 30th day of July, 1981.



                                            /s/ Delores M. Goldstein
                                            ------------------------------------
                                                    Notary Public

                                            Delores M. Goldstein
                                            Notary Public, State of New York
                                            No. 24-4666240
                                            Qualified in Kings County
                                            Cert. Filed in New York County
                                            Commission Expires March 30, 1982